UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

MDWerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118155	33-1095411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12 Park Mirage Lane

Rancho Mirage, CA 92270
(Address of principal executive offices)

92270

(Zip code)

(403) 988-2005

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	MDWK	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On July 21, 2022 (the “Effective Date”), MDWerks, Inc., a Delaware corporation (the “Company”) in connection with the change of control and composition of the Board of Directors of the Company (the “Board”) entered into a Stock Purchase Agreement (the “Agreement”) with (i) Tradition Reserve I LLC, a New York limited liability company (“Buyer”); and (ii) Ronin Equity Partners, Inc., a Texas corporation (“Seller”). Each of Company, Buyer and Seller may be referred to collectively as the “Parties” and separately as a “Party.”

Pursuant to the Agreement, the Seller agreed to sell, assign, transfer and deliver to the Buyer, on July 21, 2022 (the “Closing Date”) free and clear of all Liens, ten million (10,000,000) shares of Series A Convertible Preferred Stock, par value $0.001 (“Preferred Stock”) of the Company, held by the Seller (the “Shares”), representing 100% of the authorized and issued Preferred Stock, as of the Closing. In exchange for the sale, assignment, transfer and delivery of the Shares to Buyer, Buyer shall pay to the Seller a total purchase price of five hundred and twenty thousand ($520,000) Dollars (the “Purchase Price”).

On July 21, 2022 (the “Closing Date”), the Purchase Price was paid in cash to the Seller pursuant to wire instructions provided to Buyer.

Further, at the closing of the transactions contemplated within the Agreement (which include, but are not limited to, the purchases and sales of the Shares described above) (the “Closing”), the Parties agreed that as of the Closing:

a)	The Forgiven Debt (as defined hereinafter) was forgiven, as well as the Asia Note (as defined hereinafter), and any other loan agreements between the Company and Asia Pacific Partners, Inc. (“APP”), a Florida corporation. The Parties acknowledge and agreed that the Company was indebted to APP, an affiliate of the Seller, in the amount of approximately $239,444, comprised of (i) the principal amount and accrued interest pursuant to a convertible promissory note dated July 18, 2014 in the amount of $210,000 as originally issued by the Company to Azure Associates, Inc. and purchased by APP on July 28th, 2020 (the “Asia Note”), and (ii) various cash advances for a total of $29,444 as advanced by APP to the Company for working capital (the “Asia Cash Advances” and, together with any and all amounts that may have been due and payable pursuant to the Asia Note, the “Forgiven Debt”);

b)	The Company’s Board of Directors is required to undertake such actions as required to:
	(i)	Expand the Company Board to be a number of persons as determined by Buyer, and to name such persons as selected by Buyer as directors on the Company Board;
	(ii)	Name such persons as selected by Buyer as officers of the Company, to the positions as determined by Buyer; and
	(iii)	Following (i) and (ii), all of the directors and officers of the Company, other than those named in or pursuant to (i) and (ii) shall resign from all such positions with the Company.

The Closing was subject to certain customary closing conditions, including, but not limited to, the accuracy of the representations and warranties made by the parties, all necessary consents having been obtained to effect the transactions, and the receipt of any necessary government approvals in order to effect the transactions contemplated in the Agreement.

The foregoing description of the Agreement and the transactions contemplated pursuant to that Agreement is qualified in its entirety by reference to the Agreement, included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of the Registrant.

Prior to the Closing of the Agreement, voting control of the Company was held by the Seller, of which Jacob D. Cohen was the primary shareholder, and held voting and dispositive control over the Shares.

On the Closing Date, Buyer purchased the Shares, which both pre- and post-conversion represented approximately 98.23% of the Company’s outstanding voting securities as of the date of this Current Report, resulting in a change in control of the Company. The Company designated the Preferred Stock so that each share shall hold with it conversion rights of one hundred (100) shares of common stock for every share of Preferred stock held, and that each share of Preferred stock will also hold with it the same number of common share votes prior to conversion as it would if fully converted to be used in voting on any company matter requiring a vote of shareholders. At Closing Date, there were 18,010,208 shares of common stock issued and outstanding. Kerry Cassidy is the majority membership unit holder and Managing Member of the Buyer, and therefore is deemed to have voting and dispositive power over the Company’s Shares held by the Buyer.

As a result of the Closing, the Company was no longer a company controlled by the Seller. Prior to the Closing, the Company was a shell company, and following the Closing, the Company continues to be a shell company. There has been no change in the Company’s shell company status or the Company’s operations as a result of the Closing. To the extent that Form 10 information is required to be included in this Current Report on Form 8-K, the following documents are incorporated herein by reference: the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022; the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 23, 2022, and November 15, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Michael Gelmon, the Company’s sole officer and director as of the Closing Date, resigned from any and all positions with the Company. As such, there was a change in management of the Company, which also resulted in a change of control of the Company to its new officers and directors.

On the Closing Date, the Board of Directors of the Company increased the size of the Board by two persons, from one to three directors and appointed Steven C. Laker and Michael Nordlicht as members of the Board, to serve until their respective earlier death, resignation or removal from office, as well as to serve as Chief Executive Officer, and Chief Operating Officer and Secretary respectively.

Also, Mr. Steven C. Laker was named as the Chief Executive Officer, to serve in such position until his earlier death, resignation or removal from office, whereas Mr. Michael Nordlicht was named as the Chief Operating Officer, to serve in such position until his earlier death, resignation or removal from office.

Mr. Steven C. Laker, age 45 has served as the Chief Executive Officer of Sunwave USA Holdings Inc., a company focused in the energy and sustainability industry (“Sunwave”) since 2019. Previously, Mr. Laker served as Chief Executive Officer of Agera Energy LLC and its affiliates, from 2014 through 2018.

Mr. Michael Nordlicht, age 34 has served as Vice President of Sunwave since 2019. Previously, Mr. Nordlicht served as the General Counsel for Agera Energy LLC and its affiliates, from June 2014 through January 2019.

There is no familial relationship between Steven C. Laker and Michael Nordlicht, nor among any other directors.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated July 21, 2022, by and between the Company, Tradition Reserve I LLC and MDWerks, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWerks, Inc.

Date: July 27, 2022	/s/ Steven C. Laker
Steven C. Laker
Chief Executive Officer